                                                                     EX. 10.21.2

[CHOLESTECH LOGO]

                             CHOLESTECH CORPORATION
                             DISTRIBUTION AGREEMENT

This Distribution Agreement (this "Agreement") is made and entered into on the day of JUNE 12, 1998 ("Effective Date") by and between BERGEN BRUNSWIG DRUG COMPANY, 4000 METROPOLITAN DRIVE, ORANGE, CA 92868 (the "DISTRIBUTOR") and Cholestech Corporation ("Manufacturer"), having its principal place of business at 3347 Investment Blvd, Hayward, California 94545.

In consideration of mutual covenants contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows.

1. APPOINTMENT

(a) Subject to the terms and conditions set forth herein, the Manufacturer hereby appoints the DISTRIBUTOR as the Manufacturer's authorized distributor for a period of one year from June 12, 1998 unless otherwise terminated pursuant to
Section 12. The appointment is on a non-exclusive basis in the United States for sale of the Manufacturer's Product(s), (the "Products") listed on Attachment A, as amended from time to time pursuant to Section 2(b) for use solely in the United States and solely by such retail pharmacies.

2. TERMS OF PURCHASE FOR DISTRIBUTOR

(a) All purchases by the DISTRIBUTOR from Manufacturer during effective period of Agreement shall be subject to the terms and conditions of this Agreement.

(b) Price: The purchase price to the DISTRIBUTOR for the Product(s) shall be price set forth in the Manufacturer's BERGEN BRUNSWIG price list which shall be updated and delivered to the DISTRIBUTOR from time to time, attached to this Agreement as Attachment A. The Manufacturer agrees to provide DISTRIBUTOR with a new price list (as modified by Attachment B) announcing a price increase at least sixty (60) days prior to the effective date thereof.

Product prices do not include local, sales, use, exercise, customs, export, import, or similar taxes, license fees or other charges incident of the sale of Products, which shall be paid by the DISTRIBUTOR. In lieu thereof, the DISTRIBUTOR may provide the Manufacturer with a tax-exempt certification acceptable to the appropriate taxing authorities. The DISTRIBUTOR shall also pay all fees, assessments and taxes levied against products in the DISTRIBUTOR'S possession.

(c) Orders: All purchase orders of DISTRIBUTOR shall be subject to acceptance by Manufacturer at Hayward, California. DISTRIBUTOR may use its standard purchase order form to order Products(s); however, the terms and conditions of this Agreement shall supersede any different, conflicting, or additional terms on purchase orders submitted on the DISTRIBUTOR forms. Each purchase order shall be at least $150.00 (minimum order), or pay a minimum of $150.00 for each order totaling less than $150.00.

Orders entered by the DISTRIBUTOR under this Agreement shall specify:

     (a) Description of Products, inclusive to any of the Manufacturer's numerical/alphabetical identification;

     (b)  requested delivery date;

     (c)  applicable price (denominated in United States dollars);

     (d)  location to which the Products are to be shipped;

     (e)  location to which invoices shall be rendered for payment; and

     (f) any other ordering procedures established by the Manufacturer from time to time.

(d) Terms of payment to the Manufacturer shall be: Net thirty (30) days after shipment by the Manufacturer and shall be in United States dollars. A 1.5% monthly interest rate, or the maximum rate allowed by law, whichever is less shall be applied to all outstanding balances not paid within such thirty (30) days. If the DISTRIBUTOR should default or if its financial condition shall at any time be deemed impaired or unsatisfactory by the Manufacturer, in its reasonable discretion, the Manufacturer shall have the right to cancel any order, delay any shipments, and require cash.

(e) Shipping: The terms os shipping shall be "FOB Destination". Standard shipping is currently specified as normal ground for LDX Systems and 2 day delivery for all other Products. Non-standard shipping charges will be billed to the DISTRIBUTOR. If the DISTRIBUTOR requests a drop shipment to a customer, the entire cost of transportation designated by the DISTRIBUTOR shall be borne by the DISTRIBUTOR. Additionally, Manufacturer, may in its sole discretion, add an additional 6% of the invoice amount as a drop ship fee.

Title to and possession of the Products shall pass to the DISTRIBUTOR upon receipt to destination.

(f) Intent: Product is sold to the DISTRIBUTOR for the sole purpose that it then be sold by the DISTRIBUTOR directly to end-use consumers of the Product. The DISTRIBUTOR shall not sell the Product(s) to any person or entity that is not such an end-user consumer without prior written consent by Manufacturer. No product may be sold by the DISTRIBUTOR for subsequent transport outside of the United States, except when sold to an agency of the United States government.

(g) The DISTRIBUTOR shall meet the annual minimum purchase obligations as defined in Attachment C ("Minimum Purchase Requirements"). Failure of the DISTRIBUTOR to meet the Minimum Purchase Requirements shall entitle the Manufacturer to alter the Prices set forth in Attachment A effective immediately and not withstanding the 60 day time period provided for in section 2(b).

3. WARRANTY

(a) The Manufacturer hereby represents and warrants to DISTRIBUTOR that:

(i) The Manufacturer will convey to the DISTRIBUTOR good title to the Product(s) free and clear of all security interests, liens or other encumbrances of any kind or character.

(ii) The Manufacturer has manufactured, packaged and is selling the Product(s) to DISTRIBUTOR in material compliance with all applicable federal, state and local laws, rules and regulations. The Manufacturer has notified DISTRIBUTOR as to the identity of Product(s), via copies of the Materials Safety Data Sheets, which Product(s) when disposed of will constitute "hazardous waste", under regulations (the "Regulations") promulgated by the Environmental Protection Agency under Subpart C of the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1916, as amended.

(iii) The Product(s) will conform substantially to the Manufacturer's specifications until the expiration date listed on the label. This warranty is contingent upon proper use of the Product(s) in the application for which the Product(s) are intended and does not cover Product(s) that were modified without the Manufacturer's approval or that were subject by DISTRIBUTOR or end-user customer to shipment, storage, or use conditions other than recommended by the Manufacturer.

(b) The DISTRIBUTOR represents and warrants that:

(i) It holds all necessary federal, state, and local licenses and permits for the DISTRIBUTOR to distribute the Products in the United States in accordance with applicable law;

(ii) There are no actions or proceedings pending or contemplated within the knowledge of the DISTRIBUTOR that would in any way jeopardize any such licenses or permits; and

(iii) It has all corporate authority to perform this Agreement and that such performance will not violate any agreement to which it is a party.

4. ADDITIONAL OBLIGATIONS OF DISTRIBUTOR

The DISTRIBUTOR shall at its own expense, unless otherwise stated, and consistent with the sales policies of the Manufacturer:

Exert its commercially reasonable efforts to sell and actively promote maximum sales of the Product(s), solicit and obtain orders for the Product(s) and cooperate with the Manufacturer in carrying out promotional programs.

(a) Comply with all applicable laws, ordinances and regulations pertaining to responsibilities of a medical device distributor, including without limitation, the Food, Drug, and Cosmetic Act, Hazardous Substance Act, Clinical Laboratory Improvement Act of 1967, Clinical Laboratory Amendment, of 1988, Medical Device Amendments of 1976, and the Safe Medical Devices Act of 1990. Hold a valid resale permit or license, comply with Medical Device reports requirements applicable to a wholesale distributor, if any, pertaining to the reporting of adverse events and device deficiencies.

(b) Maintain adequate written procedures for warehouse control and records of the distribution of Products for at least two (2) years after the end of the useful life of the Products. This shall be done in such form as to enable Manufacturer or the FDA to trace the location of all regulated Products.

(c) Immediately refer all written and oral complaints concerning the Products to Manufacturer and keep a record of all such complaints.

(d) Use reasonable efforts to maintain an adequate inventory of the Product(s) to prevent backorders for the Product(s).

(e) Not use any trademark, trade name, or logo of the Manufacturer except as provided in this Agreement without prior written approval from the Manufacturer as secured by signature of the CEO or CFO of Manufacturer. DISTRIBUTOR may affix its name, address and telephone number to Manufacturer's package or literature so long as the affixed material does not obliterate or obscure any information placed thereon by the Manufacturer.

(f) Distributor will make no representations or warranties or claims with respect to Products other than those specifically authorized by Manufacturer.

(g) Keep track of each individual sale for each Product to each customer and shall provide to the Manufacturer, as mutually agreed by the parties, information on sales, per product, per customer.

(h) Not relabel any Product, substitute, remove or modify any components of any Product, unseal or open any packaged product or otherwise tamper with any of the Products, unless mutually agreed to in writing by the parties.

(i) Respond to all questions, requests for assistance, and complaints from purchasers of the Products in a timely manner.

5. ADDITIONAL OBLIGATIONS OF THE MANUFACTURER

The Manufacturer shall:

(a) Promptly after each request, provide the DISTRIBUTOR with marketing and technical information concerning the Product(s) and reasonable amounts of other printed material for the use and information of the DISTRIBUTOR'S customers. Manufacturer will at the Manufacturer's sole expense make available to DISTRIBUTOR training programs sponsored by the Manufacturer in connection with the Product.

(b) Minimize delivery time to the extent reasonably possible and use its commercially reasonable efforts to fulfill delivery obligations arising from acceptances of purchase orders.

(c) Attend DISTRIBUTOR'S sales/marketing meetings of the DISTRIBUTOR and its agents and employees on a timely basis, at the discretion of DISTRIBUTOR.

(d) Provide to the DISTRIBUTOR reasonable assistance with sales efforts and inventory control programs related to the Product(s).

DISTRIBUTOR shall inspect all goods promptly upon receipt. In the event that any of the Products when delivered to DISTRIBUTOR, do not conform to Manufacturer's warranty as set forth in Section 3(c) hereof, or such Products or their packaging is damaged, recipient shall notify Manufacturer as to such condition in writing, and shall provide Manufacturer with a reasonable opportunity to inspect such Product(s). DISTRIBUTOR'S failure to discover non-conforming Products or to notify Manufacturer shall not negate Manufacturer's warranties set forth in this Agreement or in any other written Manufacturer document. If DISTRIBUTOR does not reject a shipment of Product(s) within Five (5) days of delivery to the end user, such shipment will be deemed to have been accepted. Manufacturer shall either replace or shall refund the invoice price associated with any Products which do not conform to Manufacturer's warranty, or that are damaged upon the return of such Products to Manufacturer under written authorization of Manufacturer.

All transportation charges for the return of such Products shall be paid by Manufacturer, if the Manufacturer's inspection confirms that such Product(s) do not conform to the warranty in Section 3(a(iii). Payment for the Product(s) prior to inspection by recipient shall not constitute acceptance thereof and is without prejudice to any claims that recipient may have against Manufacturer under this Section 5.

6. RETURNED PRODUCTS

(a) Pre-authorized Returns: In the event that (I) the Manufacturer fails to correctly process the DISTRIBUTOR'S order for the Product(s), or (II) Product(s) are unsalable due to being obsolete upon receipt by Distributor, or
(III) the Product(s) are subject to an injunction or governmental order or regulation which substantially limits the marketability of the Product(s), or
(IV) the marketability of the Product(s) is limited as a result of an act or omission of the Manufacturer, or (V) upon receipt, the Products are subject to expiration dating and have a remaining "shelf life" of less than 60% (limited to Product(s) with ninety (90) days "shelf life" or greater), or the Product(s) are rejected in accordance with Section 5, above, then DISTRIBUTOR shall have the right to return the affected Product(s) to the Manufacturer and receive replacement of such Product(s), or, in the event that the Manufacturer determines in good faith that the Product(s) cannot be replaced, the DISTRIBUTOR will receive a refund of the invoice amount for such Product(s). All transportation charges resulting from the return of Product(s) to the Manufacturer pursuant to section 6(a) shall be paid by the Manufacturer.

(b) Other Returns: The DISTRIBUTOR shall otherwise not have the right to return the Product(s) to the Manufacturer, without the written authorization of the Manufacturer. The Manufacturer will accept return only on Product(s) authorized by the Manufacturer in writing to be returned.

7. EXCUSABLE DELAYS

The Manufacturer will fill routine orders within 5 days. For unusually large orders of any Product(s), greater than the last 3 months orders combined from DISTRIBUTOR, the Manufacturer will fill the order within 21 days. For instrument orders larger than 250 units, the Manufacturer requires a sixty (60) day lead time notification. The Manufacturer shall not be charged with any liability for delay or non-delivery of Product(s) when due to delays of suppliers, acts of God or the public enemy, compliance in good faith with any applicable foreign or domestic governmental regulation order, whether or not proven to be valid, riots, labor disputes, unusually severe weather or any other causes beyond the reasonable control of the Manufacturer, only during the period such condition continues and the reasonable period thereafter necessary for the Manufacturer to recover from the effects thereof (including without limitation repair or replacement of facilities and equipment and the fulfillment of unfulfilled orders). The Manufacturer shall give DISTRIBUTOR written notification of any material or indefinite delay due to such causes. In the event of demand which exceeds the Manufacturer's ability to meet such demand for Product(s), Manufacturer may allocate the supply of Product(s) among its customers in the manner deems most appropriate.

8. DISCLAIMER

The warranties extended from Manufacturer to DISTRIBUTOR are limited to the express warranties set forth in Section 3 and 5 above and such other warranties as described in such Sections. The Manufacturer discloses all other warranties, expressed or implied, including, but not limited to, the implied warranties of merchantibility and fitness for a particular purpose.

 9. LIMITATION OF LIABILITY

Manufacturer disclaims liability for all consequential damages in any form, even though Manufacturer may have been advised or may otherwise know of possibility of such damages, except as otherwise expressly provided for in this Agreement, provided, however, the foregoing shall not limit in any way Manufacturer's indemnity set forth in Section 11(a) in respect of third party claims. Nothing in this Agreement shall make Manufacturer liable beyond the expressed limitations of this warranty (Section 9), including any claims for breach of contract, lost receipts or profits, business interruptions, or any other tangible business loss, except as otherwise expressly provided for in this Agreement. DISTRIBUTOR shall not be liable to Manufacturer for any incidental or consequential damages including lost profits from any cause, except as otherwise expressly provided for in this Agreement.

10. CONFIDENTIALITY

Except as expressly otherwise provided in this Agreement, during the term hereof and for five (5) years from the date this Agreement expires or terminates, each party shall hold in confidence and not use or disclose to any third party (other than employees of such party similarly bound in writing, provided such disclosure is in furtherance of this Agreement) any product, technical, marketing, financial, business or other proprietary information of the other that is noted as "Confidential" at the time of disclosure (and promptly reduced to writing if orally disclosed) and labeled as "Confidential" obtained by such parties pursuant to this Agreement

Nothing contained herein will in any way restrict or impair either party's right to use, disclose, or otherwise deal with any confidential information at the time of its receipt:

(a) Is generally available in the public domain, or thereafter becomes available to the public through no improper act of the receiving party; or

(b) Is known to recipient at the time the information is received or becomes known to recipient from a source other than the discloser, which source did not receive such information directly or indirectly form the discloser; or

(c) Is furnished by the discloser to others, without restrictions as to the other recipient's right to use or disclose; or

(d) Is approved for release in writing by the discloser; or

(e) Is independently discovered, created, or developed by recipient; or

(f) Is required to be disclosed by law or a valid order of court, providing that the party disclosing such information seeks confidential treatment of information so disclosed, to the extent available.

11. INDEMNIFICATION

(a) The Manufacturer hereby agrees to defend, indemnify and hold harmless DISTRIBUTOR, its customers, agents, affiliates and subsidiaries, and the officers, directors, and employees of each of them (collectively "Indemnities") from and against any and all damages, losses, expenses, costs, claims, judgments and liabilities, including reasonable attorney's fees, incurred by any of the Indemnities (except to the extent caused by the negligence, recklessness or willful misconduct of the respective Indemnities) arising form or in connection with (I)("Claims") that indemnities possession, use, promotion, marketing, distribution, sale, or delivery of the

Product(s) constitutes unfair trade competition or the infringement of any invention or invasion of the proprietary rights of any third party, including without limitation, the infringement of any rights of third parties under laws relating to trademarks, trade names, trade secrets, copyrights, patents or the violation of any copyright laws or any other applicable, federal, state or local laws, rules or regulation; (II) any bodily injury or property damage to a third party caused by the use or possession of the Product(s), provided, that the Manufacturer shall not indemnify any indemnity to the extent such indemnities is responsible for bodily injury or property damage caused by use of the Products that is not the proper use of such Products in the application for which such Products were intended by the Manufacturer, modification of Products without the Manufacturer's prior written approval or the subjecting of Products to shipment, storage or use conditions other than those recommended by the Manufacturer; (III) the negligence, recklessness, or willful misconduct of the Manufacturer, its officers, directors, agents and employees; (IV) the breach of any representation, obligation or warranty of the Manufacturer contained herein; (V) a recall of the Product(s); (VI) the label, labeling, promotional literature, or other information concerning products provided by Manufacturer.

(b) DISTRIBUTOR shall indemnify and hold harmless Manufacturer and its affiliates, and their officers, directors, employees, sales persons and other agents against any and all claims, demands, damages, losses, costs and other expenses, including reasonable attorney's fees, sustained by Manufacturer by reason of (I) any warranty or representation, expressed or implied, made by DISTRIBUTOR, its affiliates, subsidiaries, officers, directors, and employees of each of them, except for those representations and warranties relating to Products that are expressly made by the Manufacturer, appearing in Manufacturer's labeling or literature or are expressly approved in writing by Manufacturer; (II) any failure of DISTRIBUTOR, its affiliates, subsidiaries, directors, officers, and employees of each of them to comply with DISTRIBUTOR'S obligations under this Agreement, include without limitation any failure to comply with applicable laws and regulations; and (III) any negligent, reckless, or willful misconduct on the part of DISTRIBUTOR, its affiliates, subsidiaries, officers, directors, and employees of each of them.

12. TERMINATION

(a) The term of this Agreement shall commence on June 12, 1998 and shall extend for one year thereafter, and continue automatically for successive one (1) year periods with agreed upon volume commitments as outlined in Attachment C, unless terminated upon notice by either party at least thirty (30) days prior to the end of the existing term. This Agreement may be terminated for any reason by either party upon thirty (30) days written notice.

(b) This Agreement shall terminate, without notice: (I) upon the institution by or against either party of insolvency, receivership or bankruptcy proceedings or any other proceeding for the settlement of either party's debts; (II) upon either party's making an assignment for the benefit of creditors; and (III) upon either party's dissolution.

(c) Upon termination of this Agreement: (I) all licenses to DISTRIBUTOR shall terminate and all trade names, patents, designs, drawings, copyrights, trademarks, formulas, trade secrets, or other data, photographs, samples, literature, and sales aids of every kind shall remain the property of the manufacturer; (II) and DISTRIBUTOR shall prepare all such items in its possession with reasonable promptness for shipment, (F.O.B the shipping point), as the Manufacturer may direct, at the Manufacturer's expense; (III) neither Manufacturer nor DISTRIBUTOR shall make or retain copies of any confidential items or information of which either party may have been entrusted by the other party; (IV) effective upon termination of this Agreement, DISTRIBUTOR shall cease immediately the use of any and all trademarks or trade names of the Manufacturer.

(d) Upon termination of this Agreement, with or without cause, DISTRIBUTOR may sell any remaining inventory of the Product(s) unless Manufacturer notifies DISTRIBUTOR that the Manufacturer will, within thirty (30) days from the date of termination, repurchase, at DISTRIBUTOR'S cost, DISTRIBUTOR'S remaining inventory of Product(s).

13.  MARKS

(a) The Manufacturer grants the DISTRIBUTOR permission to use Product's trademarks, trade names, insignia symbols, identification and logo types owned by the Manufacturer or which the Manufacturer is permitted to use ("Marks") in its advertising and promotions provided that all such advertising and promotion using Marks or any references thereto shall:

(i) conform to current written Manufacturer standards and guidelines, with the respect to but not limited to style, appearance and manner of use of Marks (the "Guidelines");
(ii) be submitted in writing to the Manufacturer for review and the Manufacturer's written approval (which approval may be withheld for any reason) as secured by signature of the CEO or CFO of Manufacturer. If any use by the DISTRIBUTOR does not conform to the Manufacturer Guidelines, then the Manufacturer may require the DISTRIBUTOR to submit materials using or referring to Marks for republication review; and
(iii) clearly separate any non-product items or Marks of others, shown or identified, from Marks or Products, (Marks are not to be used in the DISTRIBUTOR'S advertising and promotion in anyway to imply the Manufacture's endorsement of or in connection with non-Manufacturer products or services).

(a) The DISTRIBUTOR will not alter or remove any Mark applied to the Products without written approval of the Manufacturer. Nothing in this Agreement shall grant to the DISTRIBUTOR any rights in the Marks of the Manufacturer.

(b) No product, copyright, software, technology licenses, express or implied, or any licenses of any kind, other than for the distribution and sale of the Products within the terms and conditions of this Agreement, are granted by the Manufacturer to the DISTRIBUTOR hereunder.

14.  MISCELLANEOUS

(a) The Manufacturer and the DISTRIBUTOR agree that the DISTRIBUTOR is an independent contractor and that this Agreement does not establish either the Manufacturer or the DISTRIBUTOR as an agent, partner, joint venture, employee, servant, or legal representative of the other for any purpose whatsoever. Neither the Manufacturer nor the DISTRIBUTOR is granted any right or authority to assume or create any obligation or responsibility, expressed or implied, on behalf of the other in any manner whatsoever.

(b) The Agreement is executed in duplicate and shall be governed by the laws of the State of California.

(c) This Agreement embodies the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. No subsequently delivered invoice, purchase order, acknowledgment, confirmation, standard terms and conditions or similar document, whether submitted in writing, electronically, or via facsimile, containing terms inconsistent herewith shall be effective to amend or modify this Agreement, unless such document expressly states the intention to do so and is signed by both parties hereto, or except for any Continuing Guaranty and Indemnification or similar document required to be delivered to DISTRIBUTOR by all suppliers.

(d) No modification, change, or amendment to the Agreement, nor waiver of any rights in respect hereto, shall be effective unless in writing and signed by both parties. The waiver of any breach or default hereunder shall not constitute the waiver of any subsequent breach or default.

(e) Any notice or report required or permitted by this Agreement shall be deemed given if delivered personally, or sent by either party to the other by registered or certified mail, postage prepaid, addressed to the other party at its principal business address given hereunder.

(f) Neither party shall assign the Agreement nor any rights hereunder without the prior written consent of the other party. The Agreement shall bind and inure to the benefit of the respective parties hereto and their heirs, personal representatives, successors and permitted assignees.

(g) The headings appearing at the beginning of the numbered sections hereof have been inserted for convenience only and do not constitute a part of the Agreement.

(h) If any section of this Agreement is declared invalid by any court of competent jurisdiction or other government agency having jurisdiction over either party, such declaration shall not affect the validity and enforceability of the other sections.

(i) This Agreement may be executed in counterparts, each of which constitute an original and all of which shall constitute one instrument.

AGREED TO AND ACCEPTED BY:

Manufacturer:                                Distributor:
CHOLESTECH CORPORATION                       BERGEN BRUNSWIG DRUG COMPANY


Signature: /s/ MARK J. KUSSMAN               Signature: /s/ CRAIG A. SMITH
          ------------------------------               -------------------------
By:  Mark J. Kussman                         By: Craig A. Smith
Title: Vice President of Sales Marketing     Title: Products, National Director
Date:    7/20/98                             Date:    7/20/97
     -------------------------                    ------------------------------

Cholestech                                   Bergen Brunswig DRUG Company
3347 Investment Blvd.                        4000 Metropolitan Drive
Hayward, CAL 94545                           Orange, CA 92868

                                 ATTACHMENT "A"


                                   PRICE LIST



Price list attached.

CHOLESTECH L-D-X(R) SYSTEM

-----------------------------------------------------------------------------------------------------------------------------------
BERGEN BRUNSWIG PRICE LIST         EFFECTIVE MAY 15, 1998

Catalog No.    Description                                                                     Unit                     Price
-----------    -----------                                                                     ----                     -----
ANALYZER

10-959         Cholestech L-D-X(R) System                                                      1 Each                   $    ***
                Includes: Analyzer, Printer, Power Supply, Starter Pack, Optics Check
                Cassette, User Manual, Procedure Manual and Training Video

00-001         1 Year Extended Warranty Program for Cholestech L-D-X Analyzer                  1 Each                   $    ***
00-002         2 Year Extended Warranty Program for Cholestech L-D-X Analyzer                  1 Each                   $    ***
00-003         3 Year Extended Warranty Program for Cholestech L-D-X Analyzer                  1 Each                   $    ***

TEST CASSETTES

10-986         TC (Total Cholesterol)                                                          Box of 10 Cassettes      $    ***
10-988         TC and Glucose                                                                  Box of 10 Cassettes      $    ***
10-987         TC and HDL Panel                                                                Box of 10 Cassettes      $    ***
10-990         TC-HDL-GLU Panel                                                                Box of 10 Cassettes      $    ***
10-989         Lipid Profile                                                                   Box of 10 Cassettes      $    ***
10-991         Lipid Profile plus Glucose                                                      Box of 10 Cassettes      $    ***

QUALITY CONTROL MATERIALS

10-982         Level 1 and Level 2 Control Materials                                           2 Vials, 2 mL Each       $    ***
                (1 Vial Level 1 and 1 Vial Level 2)

10-983         Level 1 and Level 2 Control Materials                                           6 Vials, 2 mL Each       $    ***
                (3 Vials Level 1 and 3 Vials Level 2)

10-228         Optics Check Cassette with Case                                                 1 Each                   $    ***

ACCESSORIES

10-965         Seiko Smart Label(TM) Printer EZ30, IBM(R) Compatible                           1 Each                   $    ***
10-966         Seiko Smart Label(TM) Printer EZ30, Macintosh(R) Compatible                     1 Each                   $    ***
10-976         White Labels for the Seiko Smart Label(TM) Printer EZ30                         2 Rolls, 130/Roll        $    ***
10-903         Cholestech Printer Handi-Pak (4 rolls of single ply paper and 2 ribbons)        1 Each                   $    ***
10-926         Cholestech Printer 2-Ply Carbonless Paper                                       4 Rolls                  $    ***
10-009         Cholestech L-D-X Power Supply                                                   1 Each                   $    ***
10-958         RS232 Adapter Kit                                                               1 Each                   $    ***
11-011         Seiko Smart Label(TM) Printer EZ30 Adapter Kit                                  1 Each                   $    ***
10-973         Carrying Case                                                                   1 Each                   $    ***

DISPOSABLE SUPPLIES

10-972         Starter Pack: 1 vial each of 50 Capillary Tubes and Plungers,                   1 Each                   $    ***
               1 Bag of 50 Pipette Tips, 50 Lancets, 1 Mini-Pet Pipettes
               and Accessory Tray
10-940         Capillary Tubes (Plastic Clad)                                                  Vial of 50               $    ***
10-311         Capillary Plungers                                                              Vial of 50               $    ***
01-606         Lancets                                                                         Box of 50                $    ***
11-000         Mini-Pet Pipette                                                                1 Each                   $    ***
11-010         Pipette Tips                                                                    Bag of 50                $    ***

EDUCATIONAL MATERIALS

10-995         Cholestech L-D-X User Manual                                                    1 Each                   $    ***
11-014         Cholestech Procedure Manual (CLIA '88")                                         1 Each                   $    ***
01-538         Training Video                                                                  1 Each                   $    ***
00-940         "Understanding Your Blood Cholesterol Test" Brochure (Fasting-red)              1 Pack (50 each)         $    ***
00-941         "Understanding Your Blood Cholesterol Test" Brochure (Non Fasting-blue)         1 Pack (50 each)         $    ***
00-939         "Is Your Heart At Risk"? HDL Pamphlet                                           1 Pack (50 each)         $    ***
01-207         Fingerstick Tip Technique Pad                                                   1 Pad                    $    ***

        To place an order, please call Cholestech Customer Service at 800-733-0404 between 6:00 AM - 5:00 PM Pacific time
-----------------------------------------------------------------------------------------------------------------------------------
Cholestech Corporation - 3347 Investment Blvd. - Hayward, CA 94545-3008 - 510-732-7200 - FAX: 510-732-72127       CHOLESTECH [LOGO]

   *** denotes material that has been omitted pursuant to a request for confidential treatment and has been filed with the S.E.C. separately

                                 ATTACHMENT "C"

Bergen Brunswig Company agrees to a minimum purchase and shipment of L.D.X. Systems and Test Cassettes according to the following quarterly schedule:

                           COMBINED
LDX SYSTEMS                 TESTS            $ VOLUME
------------------------------------------------------
First 12 months:
Q1      ***                    ***            $    ***
Q2      ***                    ***            $    ***
Q3      ***                    ***            $    ***
Q4      ***                    ***            $    ***
-----   ---                -------          ----------
Total   ***                    ***            $    ***


         **SEE ATTACHMENT "A" FOR BERGEN BRUNSWIG COMPANY PRICE LIST**
         -------------------------------------------------------------

Units may vary depending on market conditions. However dollar volume must remain fixed or increase. DISTRIBUTOR must submit a rolling quarterly forecast commencing at the start of each quarter, with the first quarter as a firm order commitment. IF DOLLAR VOLUME ABOVE IS ACHIEVED (BY QUARTER), DISTRIBUTOR IS ELIGIBLE FOR THE ATTACHED FUNCTIONAL DISCOUNT SCHEDULE FOR AN ADDITIONAL .03% MARGIN.

   *** denotes material that has been omitted pursuant to a request for confidential treatment and has been filed with the S.E.C. separately

                            ATTACHMENT "C" CONTINUED

                       FUNCTIONAL DISCOUNTS FOR NATIONAL
                                  DISTRIBUTORS

        In the event the Distributor offers vendor marketing programs, preferred vendor programs, select vendor initiatives, prime alliance programs, elite programs, enhanced marketing vehicles, and/or programs offering enhanced sales compensation packages, Cholestech agrees to provide an additional discount of 03%. This additional discount will be provided upon achieving sales goals and on completion of the quarter in which Cholestech and the Distributor have successfully participated in such program(s) and will be paid within thirty (30) days from the close of the quarter. A 1.5% interest rate will be applied monthly to any amounts not paid within thirty (30) days.

        Such programs will minimally provide but not be limited to the following:

        Point-of-Sale monthly reports to Cholestech
        Cholestech Product line emphasis
        Sales compensation programs and initiatives
        Preferred vendor status
        Marketing programs and emphasis
        National account support
        Participation opportunity at all Distributor sales meetings (national, area, and/or regional) with no or minimal additional costs to Cholestech